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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 1, 2003

The Boston Beer Company, Inc. (Exact name of registrant as specified in its chapter)
Massachusetts (State or other jurisdiction of incorporation)	01-14092 (Commission File Number)	04-328-4048 (IRS Employer Identification No.)
75 Arlington Street, Boston, MA (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

(Former name or former address, if changed since last report)

GENERAL INSTRUCTIONS
INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

None.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events and Regulation FD Disclosure.

The Board of Directors of the Company has increased by $10,000,000 to $60,000,000 the aggregate expenditure limitation on the Company's Class A Common Stock repurchase program. As of the date of this report, the Company has repurchased a total of approximately $5,377,000 shares under this program at an aggregate cost of approximately $49,944,000.

Item 6. Resignations of Registrant's Directors.

Not applicable.

Item 7. Financial Statements and Exhibits.

Not applicable.

Item 8. Change in Fiscal Year.

Not applicable.

Item 9. Regulation FD Disclosure.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)
/s/ MARTIN F. ROPER (Signature)*
Date: April 1, 2003	Martin F. Roper, President, Chief Executive Officer and Treasurer

*Print name and title of the signing officer under his signature.